Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-5
*CUSIP:   21988K867    Class   A-1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of    February 25, 2004.....                                 $0.00
        Swap Receipt Amount.....                                 -$100,000.00
        Scheduled Income received on securities.....              $921,875.00
        Unscheduled Income received on securities.....                  $0.00

LESS:
        Swap Distribution Amount.....                            -$184,375.00
        Distribution to the Holders.....                         -$100,000.00
        Distribution to Depositor.....                           -$737,500.00
        Distribution to Trustee.....                                   -$0.00
Balance as of   April 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   February 25, 2004.....                                  $0.00
        Scheduled Principal received on securities.....                 $0.00

LESS:
        Distribution to Holders.....                                   -$0.00
Balance as of   April 1, 2004.....                                      $0.00


              UNDERLYING SECURITIES HELD AS OF     April 1, 2004

            Principal
             Amount                        Title of Security
            ---------                      -----------------
           $25,000,000      Verizon New York Inc. 7 3/8% Debentures due
                            April 1, 2032
                            *CUSIP:   92344XAB5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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